UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 4, 2021
BP Midstream Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-38260	82-1646447
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

501 Westlake Park Boulevard, Houston, Texas 77079
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (281) 366-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	BPMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

BP Midstream Partners LP (“BPMP” or the “Partnership”) estimates the impact associated with outages due to Hurricane Ida to both Income from equity method investments and Cash available for distribution attributable to the Partnership in the third quarter 2021 will be a reduction of approximately $8 to $10 million, compared with expected results for the quarter. This estimate is based on information received from the operator of the offshore pipelines in which BPMP has ownership interests. At the end of the second quarter 2021, the Partnership had Cash and cash equivalents of more than $137 million.

On August 5, 2021, BPMP temporarily suspended the provision of forward guidance and will not be providing estimates associated with Hurricane Ida for any future periods. On September 20, 2021, Shell Pipeline Company, L.P., the operator of the Mars, Proteus and Endymion pipelines, in which BPMP owns interests, provided forward looking information relevant to BPMP. Please refer to Form 8-K filed by BPMP on September 20, 2021.

The Partnership intends to release its third quarter 2021 results on Tuesday, November 9, 2021.

Cautionary statement

Certain statements contained in this Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements concerning management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “budget”, “continue”, “potential”, “guidance”, “effort”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “seek”, “target”, “begin”, “could”, “may”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future growth, future actions, the continued effects of the global COVID-19 pandemic on demand, the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, volumes, capital requirements, conditions or events, future operating results or the ability to generate sales, the potential exposure of the Partnership to market risks, and statements relating to the expected amount of cash available for distribution and level of distributions, financial position, estimated revenues and losses, projected cost, prospects, plans and objectives of management are forward-looking statements. These forward-looking statements represent BPMP’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of BPMP’s control including the effects of storms and hurricanes including Hurricane Ida. Other factors and uncertainties inherent in our business, as discussed in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other cautionary statements found in BPMP’s filings with the SEC, including the annual report on Form 10-K for the year ended December 31, 2020 filed with SEC on February 25, 2021 and the quarterly report on Form 10-Q for the period ended June 30, 2021 filed with SEC on August 5, 2021.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, BPMP does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for BPMP to predict all such factors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2021	BP MIDSTREAM PARTNERS LP
	By:	BP MIDSTREAM PARTNERS GP LLC,
its general partner

	By:	/s/ Hans F. Boas
Hans F. Boas
Chief Legal Counsel and Secretary